Exhibit 99.1

NEWS RELEASE

7007 Pinemont Drive

Houston, TX 77040 USA

Contact: Rick Wheeler

President and CEO

TEL: 713.986.4444

FAX: 713.986.4445

FOR IMMEDIATE RELEASE

GEOSPACE TECHNOLOGIES ANNOUNCES COST REDUCTIONS

Houston, Texas – December 14, 2017 – Geospace Technologies Corporation (NASDAQ Global: GEOS) today announced a program to reduce its operating costs in light of expected and continuing low levels of seismic product demand. A substantial portion of these cost reduction activities will be concluded by December 31, 2017 although some activities will occur over the course of fiscal year 2018.

The program is expected to produce approximately $6 million of annualized cash savings. A majority of these savings will be realized through a reduction of over 60 employees from the Company’s Houston-area workforce. In connection with the workforce reduction, the Company expects to incur $0.7 million of termination costs in its first fiscal quarter ending December 31, 2017. Additional cost savings will be realized through a facility consolidation and compensation reductions, including reductions impacting the Company’s executive officers and directors.

Walter R. (“Rick”) Wheeler, President and CEO of Geospace Technologies said, “Considering the current low level of demand for our seismic exploration products in conjunction with recent news that we would not participate in a specific permanent reservoir monitoring project tender, we are implementing cost reduction plans to further preserve our financial strength. Most of the cost savings are associated with a reduction in our workforce. Although this was a very difficult decision to make, we believe our core competencies in engineering and manufacturing are fully retained and that we will be able to react quickly and appropriately in an improved market to regain any lost capacity. Through longstanding conservative management of our business during cyclical swings and commercial challenges, we have maintained a balance sheet that is highlighted by significant liquidity and no debt. We believe the steps that we are currently undertaking are commensurate with this strategy and optimize our position in a recovering industry.

Geospace Technologies Corporation designs and manufactures instruments and equipment used by the oil and gas industry to acquire seismic data in order to locate, characterize and monitor hydrocarbon producing reservoirs. The company also designs and manufactures non-seismic products, including industrial products, offshore cables, thermal printing equipment and film.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included herein including statements regarding potential future products and markets, our potential future revenue, future financial position, business strategy, future expectations and estimates and other plans and objectives for future operations, are forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “forecast”, “target”, “project”, “may”, “will”, “should”, “could”, “estimate”, “predict”, or similar words suggesting future outcomes or language suggesting an outlook. We believe our forward-looking statements are reasonable. However, they are based on certain assumptions about our industry and our business that may in the future prove to be inaccurate. Important factors that could cause actual results to differ materially from our expectations include the level of seismic exploration worldwide, which is influenced primarily by prevailing prices for oil and gas, the extent to which our new products are accepted in the market, the availability of competitive products that may be more technologically advanced or otherwise preferable to our products, obsolescence of inventory, negative reactions to the restatement of our financial statements, tensions in the Middle East and other factors disclosed under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission. Further, all written and verbal forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors. We assume no obligation to revise or update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise.